UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

AmeriVest Properties Inc.

(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street Suite 100, Denver, Colorado 80222

(Address of principal executive offices)

(303) 297-1800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment for Principal Officers.

On Monday, March 20, 2006, Kathryn Hale, Chief Financial Officer and Secretary of AmeriVest Properties Inc. (the “Company”) received letters from each of William T. Atkins and Alexander S. Hewitt resigning his position on the Board of Directors of the Company (the “Board”), effective as of March 14, 2006.  Each resignation letter was dated March 14, 2006.  The resignation letters are attached as Exhibits 99.1 and 99.2 to this Form 8-K.  Mr. Atkins was previously Chief Executive Officer of the Company from December 1999 to April 2005.  He served as a director since August 1999 and as Chairman of the Board since December 2000.  Mr. Hewitt was previously a Vice President of the Company from January 2000 to December 2003 and a director and Vice Chairman since March 2004. Mr. Atkins served on the acquisition committee of the Board at the time of his resignation.  Mr. Hewitt did not serve on any committees of the Board.

On March 13, 2006, the Board approved a reduction in size of the Board from eight directors to three directors, to be effective at the Company’s 2006 annual meeting.  The Board also proposed a slate consisting solely of three “independent” directors within the meaning of the American Stock Exchange’s listing standards, including Messrs. Holman, Labate and Tepper.  None of the other directors, including Messrs. Atkins and Hewitt, were nominated by the Board as a candidate for director at the upcoming annual meeting.  Absent the resignations, the term of Mr. Atkins and Mr. Hewitt would have expired on the day of the annual meeting.

The Board’s decision to reduce the size of the Board was based on the belief of a majority of the Board that, in light of the Company’s decision to adopt a plan of liquidation, the Board should take every effort to reduce expenses and to insure that a completely “independent” Board within the meaning of the American Stock Exchange’s listing standards would be taking all further actions in support of the plan of liquidation.  Neither Mr. Atkins nor Mr. Hewitt qualified as an “independent” director within the meaning of the American Stock Exchange’s listing standards.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Resignation of William T. Atkins dated March 14, 2006, received by the Company on March 20, 2006.
99.2	Resignation of Alexander S. Hewitt dated March 14, 2006, received by the Company on March 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriVest Properties Inc.

Date: March 24, 2006	By:	/s/ Charles K. Knight
Charles K. Knight
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation of William T. Atkins dated March 14, 2006, received by the Company on March 20, 2006.
99.2	Resignation of Alexander S. Hewitt dated March 14, 2006, received by the Company on March 20, 2006.